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                                                                   Exhibit 10.18

                               MARKETING AGREEMENT

This Marketing Agreement ("Agreement") is entered into by and between 1-800-FLOWERS (the "Company"), a New York corporation with its principle offices at 1600 Stewart Avenue, Westbury, N.Y. 11590, and Intelligent Information Incorporated (the "Marketer"), a Delaware corporation with its principle offices at One Dock Street, Suite 500, Stamford, CT 06902.

1.       Definitions

         a. Tag. The term "Tag" means a text reference to the name and/or trademarks of the Company when included as part of the Service to Users and in marketing materials distributed by the Marketer and its Business Partners.

         b. Impressions. The term "Impressions" refers to the number of times a User is exposed to the Tag.

         c. Sales. The term "Sales" means the sales generated by the Company as a result of a User making a purchase of Product.

         d. Product. The term "Product" means the products or goods offered for sale by the Company.

         e. Business Partners. The term "Business Partners" means third parties through which Marketer distributes the Services to Users, subject to the terms of this Agreement.

         f. Users. The term "Users" means those consumers who receive the Service or who are prompted to use the Product.

         g. Trademark. The term "Trademark" means the 1-800-FLOWERS name and logo as such logo appears on marketing materials and in advertising by the Company.

         h. Service. The term "Service" means the information products and services created by the Marketer and delivered to the User in such a manner that provides or encourages access to order the Product, e.g., a Tag, an automatic call feature, etc.

         i. Incentives. Promotions offered or provided by the Company designed to stimulate Sales.

2.       Distribution

         a. Grant of Rights. Subject to the terms and conditions of this Agreement, Company grants Marketer a nonexclusive license, as provided for in this Agreement, to (i) promote the Product to its Business Partners, who shall have the right to market the Product and distribute it as part of the Service to Users and (ii) to use the Trademark to market the Product provided the Company gives its prior written consent to any such uses.

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3.       Marketing

         a. Promotion. Marketer agrees to promote and market the Product to prospective Business Partners and Users. The Company will use commercially reasonable efforts to promote and market the wireless availability of the Product to its Business Partners.

         b. Tags. Marketer shall be responsible for including Tags in accordance with its production schedule.

         c. Use of Trademark. Marketer shall name Company in its formal promotional and marketing materials relating to the Service. Company agrees that Marketer has the right, during the term of this Agreement, to use the Trademark in Marketer and its Business Partner marketing and advertising materials, subject to the terms of this Agreement, provided Marketer and its Business Partners include notice that the Trademarks are registered trademarks of 1-800-FLOWERS, Inc. used with permission and provided the Company gives prior written approval to any such uses. Such use of the brand identification shall be solely in a manner as previously approved by Company as set forth in subparagraph d. below.

         d. Prior Approval. Marketer agrees to submit to Company for prior written approval all press releases, advertising or other promotional materials that use Company names not less than twenty (20) days before the proposed use. Company shall not unreasonably withhold its approval. Company may grant or withhold its approval in its sole discretion, but agrees to notify the Marketer within ten (10) days of any withholds.

         e. Incentives. The Company agrees to extend its customary Incentives to the Marketer and its Business Partners in order to stimulate Users to call for Product and thereby increase Sales.

4.       Provisioning

         a. Provision of the Service. Subject to the terms and conditions of this Agreement, Company shall make available to Marketer substantially all Products. Company will provide to the Marketer: (i) toll free accesses to its national customer call center(s), and (ii) call management that allows Company customer service to acknowledge the User by Business Partner. Such functions will be provided in conformance with the Technical Specifications set forth in Exhibit C.

         b. Audit. Both Marketer and Company may, during business hours and upon reasonable notice, inspect and audit the relevant books and records of the other party for the sole purpose of verifying all information related to payments under this Agreement. Such inspection and audit shall be at the expense of the inspecting party.

5.       Reporting and Payment

         a. Reporting. Company will provide to the Marketer by the 30th of each month a report indicating the total number of Sales and gross revenues generated from activity related to the Marketer and its Business Partners for the prior calendar month.

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         b. Payment Schedule. Company shall pay Marketer the Fees set forth in the Payment Schedule in Exhibit B.

6.       Term and Termination

         a. Term. This Agreement commences on the date last signed (the "Effective Date"), and shall remain in effect for an Initial Term of three (3) years. Thereafter this Agreement will automatically renew for one year terms, unless terminated in writing ninety days prior to any term renewal date by either party.

         b. Insolvency. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, permits the appointment of a receiver for its business or assets, or takes steps to wind up or terminate its business.

         c. Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate this Agreement at any time upon 90 days prior written notice to the Marketer.

7.       Trademarks

         Marketer acknowledges that Company trademarks are claimed to be the sole and exclusive property of Company. Pursuant to Paragraph 3.d., Company shall have the right to approve in writing in advance the use of its trademarks by Marketer for all purposes, including, without limitation, for which approval given to identify and promote use of the Service. Upon compliance with this provision and Paragraph 3.d., use of such marks by Marketer for such purposes shall be deemed approved during the term of this Agreement unless Company specifically notifies Marketer to the contrary.

8.       Limitation of Liability

         In no event shall one party be liable to the other for any direct, indirect, special, exemplary or consequential damages, sustained by a party, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this Agreement or any performance under this Agreement.

9.       Force Majeure

         Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its control, including but not limited to fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts; provided, however, no such event shall excuse any delay or failure to perform by Company of its obligations to make payment to Marketer under Paragraph 5 of this Agreement. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force Majeure. Should any such failure or suspension of performance by Company continue for more than one (1) month, then either party shall have the right to terminate this Agreement without further liability or obligation on the part of either party.

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10.      Notices

         All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, or confirmed facsimile transmission at the addresses set forth below (or at such different address as may be designated by either party by written notice to the other party). Delivery shall be deemed to occur (i) if by hand deliver, upon such delivery, (ii) if by mail, four (4) days after deposit with the U.S. Postal Service, and (iii) if by facsimile transmission, upon receipt.

          If to Company:

                             1-800-FLOWERS
                             1600 Stewart Avenue
                             Westbury, NY 11590
                             Attn:  Glenn Reed

          If to Marketer:

                             Intelligent Information Incorporated
                             One Dock Street, Suite 500
                             Stamford, CT 06902
                             Attn: Robert Coletti

11.      General Terms and Conditions

         a. Not Agent. Neither party shall be considered an agent of the other party, nor shall either party have the authority to bind the other party.

         b. No Assignment. Neither party may assign this Agreement without the written consent of the other party; provided, however, that either party may assign this Agreement as part of a transaction in which substantially all of the assets related to its rights and obligations under this Agreement are assigned to a third party.

         c. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the State of New York. Any dispute agreed hereunder shall be resolved before the courts of the State of New York of the USDC in and for the Eastern District of New York.

         d. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

         e. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions

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hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         f. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

         g. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

         h. Not Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         i. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.

         j. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

Marketer, by:                           Company, by:

/s/  Stephen G. Maloney                 /s/  Glenn Reed
------------------------------          ----------------------------------------
Signature                               Signature

Stephen G. Maloney                      Glenn Reed
------------------------------          ----------------------------------------
Printed Name                            Printed Name

President                               VP
------------------------------          ----------------------------------------
Title                                   Title

Date: 5-6-97                            Date:  5-2-97

                                    EXHIBIT A

                             Description of Product

a) Product shall include a complete set of current products for sale by 1-800-FLOWERS. b) Marketer intends to include the Product of the Company in its Service offerings to its Business Partners. A User will be afforded a convenient and seamless means of connecting from the Business Partner to the Company. In addition, the Marketer will be providing Service to Users and, under terms of this Agreement, providing Tags highlighting the Company and/or its Product.

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                                    EXHIBIT B

                                Payment Schedule


a) Sales Fees. The Company shall pay Marketer a percentage, based upon the following schedule, of the revenues that the Company has received or is entitled to receive from any/all Sales generated (Revenue) as a part of the Service. This percentage will be five percent (5%) for all orders up to 100,000 per year, six percent (6%) for the next 100,000 orders, seven percent (7%) for the next 100,000 orders, eight percent (8%) for the next 100,000 orders, nine percent (9%) for the next 100,000 through 999,999 annual orders and ten percent (10%) for anything over 1,000,000 orders. b) Payment. Marketer will receive payment by check monthly, by the 30th day of the month following the month in which the sales were made. Revenue is defined as price of merchandise net of service, shipping and handling charges, applicable taxes, discounts, credits and appropriate chargebacks.


                                   EXHIBIT C

                            Technical Specifications

a) Company will install and maintain toll free number(s) for Marketer to provide to Users and will maintain the customer service center necessary to offer the Service via such toll free number. b) Both parties further agree to discuss the development of an automated interface that would provide the User with the opportunity to place an order directly with the Company without accessing the Company's call center.

                                    EXHIBIT D

                                    Addendum

1) Marketer shall operate the Service in compliance with all applicable laws and regulations. Marketer is solely responsible for obtaining all required governmental authorizations necessary for the full performance of its Service as provided for under this Agreement.

2)       Marketer hereby represents and warrants that:

         a) It is a corporation duly organized and validly existing and in good standing under the laws of Delaware.

         b) It has the full power and authority to enter this Agreement and to perform its obligations hereunder.

         c) The Service and no service to be rendered by Marketer under this Agreement knowingly infringes or violates any patent, copyright, trade secret, trademark or other proprietary right of any third party.

3) The Company shall have the right to treat any customers who purchase from the Company as its permanent customers for any and all purposes and that any such customers may be added to its customer lists; which lists are periodically sold or leased. The Company agrees that it will make reasonable efforts not to sell or lease such lists to competitors of the Marketer.

4) That should there be any conflict between the terms of this Addendum and the form Agreement, then the terms of this Addendum shall prevail.

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5)       Marketer will monitor and periodically test the general availability and operation of the Service and its compliance with the terms of this Agreement.

6) Company and Marketer agree to keep confidential all information and materials supplied by the other party and limit access to such information and materials to those who need to know in order to implement and carry out the terms of this Agreement.

7) Marketer, its agents, servants and/or employees, agree to defend, indemnify and hold the Company, is subsidiaries, affiliates and their respective officers, directors and employees free and harmless from any and all claims, expenses, costs and liabilities, whatsoever, including reasonable attorneys fees, arising from the representations made by the Marketer herein and arising from any acts and/or omissions of Marketer in carrying out the terms of this Agreement.


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